Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                                   Jurisdiction of                 % of Voting
                                                                  Incorporation or              Securities held at
                   Name of Corporation                              Organization                December 31, 2002
-----------------------------------------------------------   --------------------------     -------------------------

Consolidated Subsidiaries
  Ti-Pro, LLC                                                    Nevada                                   90%
  TIMET Capital Trust I                                          Delaware                                100%
  TIMET Colorado Corporation                                     Colorado                                100%
  TIMET Millbury Corporation                                     Oregon                                  100%
     TIMET Castings Corporation                                  Delaware                                100%
  TIMET Finance Management Company                               Delaware                                100%
  TIMET UK Limited                                               United Kingdom                          100%
     TIMET UK (EXPORT) Limited                                   United Kingdom                          100%
     TIMET Europe Limited                                        United Kingdom                          100%
        TIMET Savoie, SA                                         France                                   70%
        TIMET Germany, GmbH                                      Germany                                 100%
     Titanium MC Limited                                         United Kingdom                          100%
  Titanium Hearth Technologies, Inc.                             Delaware                                100%
  TMCA International Inc.                                        Delaware                                100%
     Loterios SpA                                                Italy                                   100%
  TIMET Real Estate Corporation                                  Colorado                                100%

Unconsolidated affiliates
  MZI, LLC                                                       Oregon                                   33%
  Titanium X Corp                                                California                               28%
     (FKA Titanium Memory Systems, Inc.)
  VALTIMET SAS                                                   France                                   44%

